Contact:

Arthur F. Birmingham
Peapack-Gladstone Financial Corporation
T:  908-719-4308

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                   REPORTS FOURTH QUARTER AND ANNUAL EARNINGS


GLADSTONE, N.J.--(BUSINESS WIRE)--February 1, 2008 - Peapack-Gladstone Financial Corporation (AMEX:PGC) today announced fourth quarter and annual financial results for 2007. Net income for the fourth quarter was $3.71 million, an increase of $814 thousand or 28.1 percent, compared to the same period last year. Diluted earnings per share for the fourth quarter were $0.44, as compared to $0.34 reported in the fourth quarter of 2006. The annualized return on average assets was 1.11 percent and the annualized return on average equity was
13.67 percent for the fourth quarter of 2007.

         Net income for the year ended December 31, 2007 was $11.86 million compared to $10.23 million in 2006, an increase of $1.63 million or 16.0 percent compared to 2006. Diluted earnings per share were $1.42 and $1.22 for the twelve months ended December 31, 2007 and 2006, respectively. For the year ended December 31, 2007, the annualized return on average assets was 0.90 percent and the annualized return on average equity was 11.12 percent. The annual results for 2006 include a balance sheet restructuring charge of $1.1 million, or $0.13 per diluted share.

         Frank A. Kissel, Chairman and CEO, stated, "We are very pleased with the results we produced in the fourth quarter and full year 2007, which demonstrates the merits of our long-term business plan. Our strategy to shift our loan mix away from residential mortgages to commercial credits has started to produce higher margins. We believe that our balance sheet is uniquely structured to benefit from lower interest rates and a careful and deliberate shift in assets." The Corporation experienced several positive developments during 2007, including:

         o Total loans increased $111.0 million or 12.8 percent from December 31, 2006, as commercial loans increased $109.9 million or 34.6 percent.

         o Net interest margin was 3.21 percent in the fourth quarter of 2007, an increase of 42 basis points as compared to the fourth quarter of 2006 and an increase of 29 basis points as compared to the third quarter of 2007.

         o Total deposits increased $35.5 million or 3.1 percent from December 31, 2006.

         o        We opened our 22nd branch, a full-service facility in Summit.

         o PGB Trust and Investment assets surpassed $2 billion for the first time.

         o Revenues from trust income increased 14.3 percent from 2006 levels.

EARNINGS
Net Interest Income

         Net interest income, on a fully tax-equivalent basis, was $10.2 million in the fourth quarter of 2007, an increase of $1.75 million or 20.6 percent from the same quarter last year and an increase of $1.12 million or 12.3 percent over the third quarter of 2007. The net interest margin, on a fully tax-equivalent basis, was 3.21 percent for the fourth quarter of 2007 as compared to 2.79 percent for the same period last year and 2.92 percent for the third quarter of 2007.

         The yield on earning assets was 6.01 percent for the fourth quarter of 2007 and 5.81 percent for the same quarter of 2006, an increase of 20 basis points, while the cost of interest-bearing liabilities declined 24 basis points from 3.70 percent in the fourth quarter of 2006 to 3.46 percent in the fourth quarter of 2007.

         Average loans continued to grow at a strong pace, averaging $961.4 million in the fourth quarter of 2007, an increase of $89.8 million or 10.3 percent over the fourth quarter of 2006. During this period, the average commercial loan portfolio grew $85.9 million or 27.0 percent, reflecting the Corporation's commitment to changing the total loan mix toward higher yielding commercial and construction loans. Yields on loans improved by 14 basis points to 6.24 percent for the fourth quarter of 2007 when compared to the same period of 2006.

         Average investments for the fourth quarter of 2007 declined $31.9 million when compared to the fourth quarter of 2006 and yields on investments increased 24 basis points to 5.31 percent over the same period. In 2007, the Corporation followed a strategy of investing the proceeds of maturing and sold securities into higher yielding loans.

         For the fourth quarter of 2007, average deposits totaled $1.18 billion, an increase of $62.4 million or 5.6 percent over the average for the fourth quarter of 2006, while average rates paid on interest-bearing deposits were 3.43 percent as compared to 3.66 percent for the same quarter of 2006, a decline of 23 basis. While the Federal Reserve Board reduced the fed funds target rate 100 basis points in the later months of 2007, deposit gathering remained highly competitive and deposit interest rates experienced only a modest decline. The Federal Reserve has already reduced rates in January 2008 and further interest rate reductions are possible. We expect that these rate cuts will further lower the cost of funds. Money markets and certificates of deposit continued to be the deposit products experiencing the fastest growth, with yields averaging 3.42 percent and 4.81 percent, respectively, for the fourth quarter of 2007.

         Average borrowings decreased by $9.2 million from $48.6 million in the fourth quarter of 2006 to $39.4 million for the same quarter of 2007. Average non-interest bearing demand deposits increased $10.0 million or 5.6 percent in the fourth quarter of 2007 from the year ago period.

Other Income

         For the fourth quarter of 2007, other income totaled $1.4 million, as compared to $1.0 million for the same quarter of 2006, an increase of $418 thousand, or 41.7 percent. Net losses on sales of investment securities were $128 thousand in the fourth quarter of 2007. No securities gains or losses were recognized in the fourth quarter of 2006. This increase was partially due to a pre-tax gain of $486 thousand recorded in the fourth quarter of 2007 as the result of the sale of non-banking related property.

PGB Trust and Investments

         PGB Trust and Investments generated $2.7 million in fee income in the fourth quarter of 2007, an increase of $538 thousand or 24.8 percent over the same quarter of 2006. The market value of trust assets under management was in excess of $2.02 billion at December 31, 2007, an increase of $103.3 million or
5.4 percent over the market value at December 31, 2006.

Other Expenses

         Other expense for the fourth quarter of 2007 was $8.4 million compared to $7.2 million reported for the fourth quarter of 2006. Salary and benefit expense increased by $497 thousand to $4.5 million, primarily due to additions to professional staff, new branch personnel and higher group health insurance. For the fourth quarter of 2007, premises and equipment expense was $2.2 million, increasing $480 thousand or 28.3 percent for the year ago period, primarily due to the addition of the Summit Branch. During the fourth quarter of 2007, other expenses increased $265 thousand, or 18.0 percent to 1.7 million, when compared to the same period in 2006.

ASSET QUALITY

         At December 31, 2007, non-performing loans totaled $2.1 million or 0.22 percent of total loans as compared to $2.1 million or 0.24 percent of total loans at December 31, 2006 and $5.6 million at September 30, 2007. The decline in non-performing assets in the fourth quarter as compared to the third quarter was the result of a payoff of all principal and interest on a $3.5 million commercial loan.

         Peapack-Gladstone Bank has no sub-prime loans or other high-interest rate loans to consumers with impaired or non-existent credit histories in it loan portfolios.

         The allowance for loan losses was $7.5 million or 0.76 percent of total loans at December 31, 2007 as compared to $6.8 million or 0.78 percent of total loans at December 31, 2006. There were net charge-offs of $11 thousand in both fourth quarters of 2007 and 2006.

CAPITAL

         At December 31, 2007, shareholders' equity totaled $107.4 million as compared with $103.8 million at December 31, 2006, an increase of $3.7 million, or 3.5 percent. The Corporation's leverage ratio, tier 1 and total risk based capital ratios at December 31, 2007 were 8.59 percent, 14.92 percent and 15.91 percent, respectively.

         The Corporation repurchased 9,500 shares during the fourth quarter of 2007 under its stock buy back program. A total of 82,400 shares have been repurchased since the program was originally announced in April 2005 and 67,600 shares are eligible to be repurchased under the program in the future.

         Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.35 billion as of December 31, 2007. Peapack-Gladstone Bank, its wholly owned community bank, was established in 1921, and has 22 branches in Somerset, Hunterdon, Morris and Union Counties. Its Trust Division, PGB Trust and Investments, operates at the Bank's main office located at 190 Main Street in Gladstone and at its Morristown office located at 233 South Street. To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.
                --------------

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's view of future interest income and net loans, management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "may", or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, the ability of management to effectively execute its balance sheet restructuring initiative, unanticipated costs in connection with new branch openings, an unexpected decline in the direction of the economy in New Jersey, unexpected changes in interest rates, unexpected loan prepayment volume, a decline in levels of loan quality, development of new tax strategies or the disallowance of prior tax strategies and origination volume and a decline in the volume of increase in trust assets or deposits. Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.

                               (Tables to Follow)

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                    UNAUDITED
                (Dollars in Thousands, Except Per Share Amounts)

                                 At or For The Three Months     At or For The Twelve Months
                                           Ended                          Ended
                                        December 31,                   December 31,
                                    2007             2006           2007          2006
                                    ----             ----           ----          ----
Income Statement Data:
Interest Income                  $    18,907     $    17,368    $    72,352    $    67,267
Interest Expense                       8,919           9,152         36,483         34,444
                                 -----------     -----------    -----------    -----------
Net Interest Income                    9,988           8,216         35,869         32,823
Provision For Loan Losses                400             150            750            414
                                 -----------     -----------    -----------    -----------
Net Interest Income After
     Provision For Loan Losses         9,588           8,066         35,119         32,409
Trust Fees                             2,710           2,172          9,563          8,367
Other Income                           1,549           1,003          4,226          3,681
Securities (Losses)/Gains               (128)              0            254         (1,781)
Other Expenses                         8,412           7,230         32,087         28,945
                                 -----------     -----------    -----------    -----------
Income Before Income Taxes             5,307           4,011         17,075         13,731
Income Tax Expense                     1,599           1,117          5,213          3,505
                                 -----------     -----------    -----------    -----------
Net Income                       $     3,708     $     2,894    $    11,862    $    10,226
                                 ===========     ===========    ===========    ===========

Balance Sheet Data:
Total Assets                                                    $ 1,346,976    $ 1,288,376
Federal Funds Sold and
  Short-Term Investments                                              2,744          7,068
Securities Held To Maturity                                          45,139         55,165
Securities Available For Sale                                       241,237        286,186
Loans                                                               981,180        870,153
Allowance For Loan Losses                                             7,500          6,768
Deposits                                                          1,180,267      1,144,736
Borrowings                                                           44,819         23,964
Shareholders' Equity                                                107,429        103,763

Trust Division Assets under
    Management (Market
     Value, Not Included
     Above)                                                     $ 2,028,232    $ 1,924,954

Performance Ratios:
Return on Average Assets                1.11%           0.90%          0.90%          0.79%
Return on Average Equity               13.67           11.05          11.12          10.10


                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                    UNAUDITED
                (Dollars in Thousands, Except Per Share Amounts)

                                  At or For The Three Months        At or For The Twelve Months
                                           Ended                              Ended
                                         December 31,                      December 31,
                                     2007             2006            2007             2006
                                     ----             ----            ----             ----
Net Interest Margin
    (Taxable Equivalent Basis)            3.21%           2.79%           2.95%             2.76%

Asset Quality:
Loans past due over 90 days
     And Still Accruing                                          $           0     $         197
Non-Accrual Loans                                                        2,131             1,880
Net (Charge-Offs)                $         (11)  $         (11)            (18)              (24)

Asset Quality Ratios:
Allowance to Total Loans                                                  0.76%             0.78%
Non-Performing Loans to
   Total Loans                                                            0.22              0.24
Allowance to Non-Performing
   Loans                                                                   3.5X              3.3X

Per Share Data:
Earnings Per Share (Basic)       $        0.45   $        0.35   $        1.43     $        1.24
Earnings Per Share (Diluted)              0.44            0.34            1.42              1.22
Book Value Per Share                                                     12.94             12.55
Dividends Per Share                                                       0.62              0.58

Capital Adequacy:
Tier I Leverage                                                           8.59%             8.20%
Tier I Capital to Risk-
  Weighted Assets                                                        14.92             15.33
Tier I & II Capital to
    Risk-Weighted Assets                                                 15.91             16.31



                                       PEAPACK-GLADSTONE FINANCIAL CORPORATION
                                                AVERAGE BALANCE SHEET
                                                      UNAUDITED
                                                   QUARTERS ENDED
                                    (Tax-Equivalent Basis, Dollars in Thousands)

                                            December 31, 2007                         December 31, 2006
                                  Average        Income/                     Average        Income/
                                  Balance        Expense       Yield         Balance        Expense       Yield
                                  -------        -------       -----         -------        -------       -----
ASSETS:
Interest-Earning Assets:
   Investments:
     Taxable (1)               $   251,018    $     3,332          5.31%   $   290,532    $     3,634          5.00%
     Tax-Exempt (1) (2)             55,263            733          5.31         47,617            653          5.49
   Loans (2) (3)                   961,424         15,008          6.24        871,664         13,291          6.10
   Federal Funds Sold                6,102             71          4.63          3,282             43          5.29
   Interest-Earning Deposits           897              9          4.03          1,548             18          4.70
                               -----------    -----------   -----------    -----------    -----------   -----------
   Total Interest-Earning
     Assets                      1,274,704    $    19,153          6.01%     1,214,643    $    17,639          5.81%
                               -----------    -----------   -----------    -----------    -----------   -----------
Noninterest-Earning Assets:
   Cash and Due from Banks          22,203                                      23,068
   Allowance for Loan
     Losses                         (7,114)                                     (6,632)
   Premises and Equipment           26,145                                      23,649
   Other Assets                     26,574                                      25,465
                               -----------                                 -----------
   Total Noninterest-Earning
     Assets                         67,803                                      65,550
                               -----------                                 -----------
Total Assets                   $ 1,342,512                                 $ 1,280,193
                               ===========                                 ===========

LIABILITIES:
Interest-Bearing Deposits
   Checking                    $   132,446    $       238          0.72%   $   132,834            301          0.91%
   Money Markets                   399,177          3,417          3.42        357,379          3,705          4.15
   Savings                          65,470            101          0.62         75,773            132          0.70
   Certificates of Deposit         395,784          4,757          4.81        374,529          4,476          4.78
                               -----------    -----------   -----------    -----------    -----------   -----------
     Total Interest-Bearing
       Deposits                    992,877          8,513          3.43        940,515          8,614          3.66
   Borrowings                       39,369            406          4.13         48,638            538          4.42
                               -----------    -----------   -----------    -----------    -----------   -----------
   Total Interest-Bearing
      Liabilities                1,032,246          8,919          3.46        989,153          9,152          3.70
                               -----------    -----------   -----------    -----------    -----------   -----------
Noninterest Bearing
     Liabilities
   Demand Deposits                 189,384                                     179,338
   Accrued Expenses and
     Other Liabilities              12,357                                       6,962
                               -----------                                 -----------
   Total Noninterest-Bearing
     Liabilities                   201,736                                     186,300
Shareholders' Equity               108,525                                     104,740
                               -----------                                 -----------
   Total Liabilities and
     Shareholders' Equity      $ 1,342,512                                 $ 1,280,193
                               ===========                                 ===========
   Net Interest Income                        $    10,234                                       8,487
                                              ===========                                 ===========
     Net Interest Spread                                           2.55%                                       2.11%
                                                            ===========                                 ===========
     Net Interest Margin (4)                                       3.21%                                       2.79%
                                                            ===========                                 ===========

                                      PEAPACK-GLADSTONE FINANCIAL CO RPORATION
                                                AVERAGE BALANCE SHEET
                                                      UNAUDITED
                                                   QUARTERS ENDED
                                    (Tax-Equivalent Basis, Dollars in Thousands)

                                           December 31 , 2007                         September 30, 2007
                                  Average        Income/                     Average        Income/
                                  Balance        Expense       Yield         Balance        Expense       Yield
                                  -------        -------       -----         -------        -------       -----
ASSETS:
Interest-Earning Assets:
   Investments:
     Taxable (1)               $   251,018    $     3,332          5.31%   $   263,636    $     3,431          5.21%
     Tax-Exempt (1) (2)             55,263            733          5.31         55,041            717          5.21
   Loans (2) (3)                   961,424         15,008          6.24        917,599         14,179          6.18
   Federal Funds Sold                6,102             71          4.63         11,116            149          5.36
   Interest-Earning Deposits           897              9          4.03            706              9          4.99
                               -----------    -----------   -----------    -----------    -----------   -----------
   Total Interest-Earning
     Assets                      1,274,704    $    19,153          6.01%     1,248,098    $    18,485          5.92%
                               -----------    -----------   -----------    -----------    -----------   -----------
Noninterest-Earning Assets:
   Cash and Due from Banks          22,203                                      20,510
   Allowance for Loan
     Losses                         (7,114)                                     (6,996)
   Premises and Equipment           26,145                                      25,591
   Other Assets                     26,574                                      26,015
                               -----------                                 -----------
   Total Noninterest-Earning
     Assets                         67,803                                      65,120
                               -----------                                 -----------
Total Assets                   $ 1,342,512                                 $ 1,313,218
                               ===========                                 ===========

LIABILITIES:
Interest-Bearing Deposits
   Checking                    $   132,446    $       238          0.72%   $   126,506    $       254          0.80%
   Money Markets                   399,177          3,417          3.42        384,013          3,778          3.94
   Savings                          65,470            101          0.62         68,796            118          0.69
   Certificates of Deposit         395,784          4,757          4.81        396,529          4,855          4.90
                               -----------    -----------   -----------    -----------    -----------   -----------
     Total Interest-Bearing
      Deposits                     992,877          8,513          3.43        975,844          9,005          3.69
   Borrowings                       39,369            406          4.13         35,578            364          4.09
                               -----------    -----------   -----------    -----------    -----------   -----------
   Total Interest-Bearing
      Liabilities                1,032,246          8,919          3.46      1,011,422          9,369          3.71
                               -----------    -----------   -----------    -----------    -----------   -----------
Noninterest Bearing
     Liabilities
   Demand Deposits                 189,384                                     183,500
   Accrued Expenses and
     Other Liabilities              12,357                                      11,365
                               -----------                                 -----------
   Total Noninterest-Bearing
     Liabilities                   201,736                                     194,865
Shareholders' Equity               108,525                                     106,931
                               -----------                                 -----------
   Total Liabilities and
     Shareholders' Equity      $ 1,342,512                                 $ 1,313,218
                               ===========                                 ===========
   Net Interest Income                        $    10,234                                 $     9,116
                                              ===========                                 ===========
     Net Interest Spread                                           2.55%                                       2.21%
                                                            ===========                                 ===========
     Net Interest Margin (4)                                       3.21%                                       2.92%
                                                            ===========                                 ===========


                                       PEAPACK-GLADSTONE FINANCIAL CORPORATION
                                                AVERAGE BALANCE SHEET
                                                      UNAUDITED
                                                    YEAR-TO-DATE
                                    (Tax-Equivalent Basis, Dollars in Thousands)

                                            December 31, 2007                         December 31, 2006
                                  Average        Income/                     Average        Income/
                                  Balance        Expense       Yield         Balance        Expense       Yield
                                  -------        -------       -----         -------        -------       -----
ASSETS:
Interest-Earning Assets:
   Investments:
     Taxable (1)               $   266,977    $    13,707          5.13%   $   345,190    $    15,857          4.59%
     Tax-Exempt (1) (2)             55,845          2,930          5.25         52,040          2,793          5.37
   Loans (2) (3)                   910,485         55,970          6.15        828,337         49,555          5.98
   Federal Funds Sold               12,506            656          5.24          2,939            146          4.96
   Interest-Earning Deposits           804             39          4.91          1,284             61          4.72
                               -----------    -----------   -----------    -----------    -----------   -----------
   Total Interest-Earning
     Assets                      1,246,617    $    73,302          5.88%     1,229,790    $    68,412          5.56%
                               -----------    -----------   -----------    -----------    -----------   -----------
Noninterest-Earning Assets:
   Cash and Due from Banks          22,135                                      22,475
   Allowance for Loan
     Losses                         (6,945)                                     (6,516)
   Premises and Equipment           25,321                                      23,038
   Other Assets                     26,519                                      22,564
                               -----------                                 -----------
   Total Noninterest-Earning
     Assets                         67,029                                      61,561
                               -----------                                 -----------
Total Assets                   $ 1,313,647                                 $ 1,291,351
                               ===========                                 ===========

LIABILITIES:
Interest-Bearing Deposits
   Checking                    $   133,574    $     1,076          0.81%   $   138,045    $     1,044          0.76%
   Money Markets                   383,279         14,700          3.84        317,524         11,955          3.77
   Savings                          69,247            466          0.67         82,016            567          0.69
   Certificates of Deposit         391,922         19,004          4.85        352,114         15,505          4.40
                               -----------    -----------   -----------    -----------    -----------   -----------
     Total Interest-Bearing
       Deposits                    978,022         35,246          3.60        889,699         29,071          3.27
   Borrowings                       31,568          1,237          3.92        115,181          5,373          4.66
                               -----------    -----------   -----------    -----------    -----------   -----------
   Total Interest-Bearing
      Liabilities                1,009,590         36,483          3.61      1,004,880         34,444          3.43
                               -----------    -----------   -----------    -----------    -----------   -----------
Noninterest Bearing
     Liabilities
   Demand Deposits                 185,909                                     179,597
   Accrued Expenses and
     Other Liabilities              11,485                                       5,659
                               -----------                                 -----------
   Total Noninterest-Bearing
     Liabilities                   197,393                                     185,256
Shareholders' Equity               106,663                                     101,215
                               -----------                                 -----------
   Total Liabilities and
     Shareholders' Equity      $ 1,313,647                                 $ 1,291,351
                               ===========                                 ===========
   Net Interest Income                        $    36,819                                      33,968
                                              ===========                                 ===========
     Net Interest Spread                                           2.27%                                       2.13%
                                                            ===========                                 ===========
     Net Interest Margin (4)                                       2.95%                                       2.76%
                                                            ===========                                 ===========


     (1) Average balances for available-for sale securities are based on amortized cost.
     (2) Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
     (3)  Loans are stated net of unearned income and include non-accrual loans.
     (4) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.